UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry of a Material Definitive Agreement

Site Work Agreement between Red River Environmental Products, LLC and BE&K Construction Company, LLC

On January 27, 2009, through our indirect subsidiary Red River Environmental Products, LLC (“Red River”), we concluded a Site Work Agreement with BE&K Construction Company, LLC (“BE&K”) in connection with the activated carbon manufacturing facility we are building in Red River Parish, Louisiana (the “Project”). As previously disclosed (in our Form 10-K dated March 14, 2008, Form 8-K dated September 12, 2008 and Form 10-Q dated November 7, 2008), Red River has entered into two other related agreements with BE&K: (1) an Engineering, Procurement and Construction Agreement, dated as of January 29, 2008, as supplemented by two Letter Agreements entered into in conjunction therewith, which provided for certain preliminary design, engineering and site work for the Project (the “Preliminary EPC Agreement”); and (2) an Amended and Restated Engineering, Procurement and Construction Agreement, dated as of September 8, 2008, which provided for certain engineering, design, procurement, construction, construction management, testing, commissioning and related services for the Project (the “Amended EPC Agreement”). The Site Work Agreement further amends, and with the Amended EPC Agreement, fully replaces the Preliminary EPC Agreement. Pursuant to the Site Work Agreement, BE&K will perform services to ensure that stormwater controls are in place, Project site access, laydown and other areas for construction, multi-hearth furnace (“MHF”) foundations and the Project site and MHF foundations for MHF erection and construction of the balance of the Project are prepared for construction, which construction is to be performed by BE&K pursuant to the terms, and subject to the conditions of, the Amended EPC Agreement (the “Site Work”). Under the Site Work Agreement, Red River will reimburse BE&K for subcontracts let to effect the “Site Work” (the “Contractor Subcontracts”). BE&K is obligated to provide to Red River for its approval any proposed change under any of the Contractor Subcontracts which change(s), in the aggregate, may cause the aggregate amount for which Red River shall reimburse BE&K for costs BE&K incurs under the Contractor Subcontracts to exceed the Red River’s target cost of Nine Million Six Hundred Thirty-six Thousand Four Hundred Twenty-three dollars ($9,636,423). The Site Work performed by BE&K shall be in accordance with the Amended EPC Agreement’s Project Schedule, and upon completion and payment, the Site Work shall become “Work,” as defined under the Amended EPC Agreement, and thus subject to the performance test, warranty and all other requirements and obligations of BE&K under the Amended EPC Agreement. All amounts paid to BE&K under the Site Work Agreement will be counted as part of the “Total Work Cost,” as such term is defined under the Amended EPC Agreement.

We will file the Site Work Agreement as an Exhibit to our Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc.
Registrant

Date: February 2, 2009	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior VP & Chief Financial Officer